EXHIBIT 23.1

             {LETTERHEAD OF MANNING ELLIOTT, CHARTERED ACCOUNTANTS]


CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated October 21, 2002 in the Registration Statement on Form SB-2 and related Prospectus of Gold Pick Mines, Inc. for the registration of 1,000,000 shares of its common stock.



               /s/ MANNING ELLIOTT
               CHARTERED ACCOUNTANTS


October 28, 2002.
Vancouver, British Columbia, Canada


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